EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ITG Reports First Quarter 2012 Results

Strong International Performance Offsets Weak U.S. Volume Environment

NEW YORK, May 3, 2012 — ITG (NYSE: ITG), an independent execution and research broker, today reported results for the quarter ended March 31, 2012.

First quarter 2012 highlights included:

•                  GAAP net income of $5.5 million, or $0.14 per diluted share, compared to GAAP net income of $9.5 million, or $0.23 per diluted share in the first quarter of 2011.  On a sequential basis, GAAP net income for the first quarter improved over the GAAP net loss of $3.7 million, or $0.09 per diluted share, and over the $2.7 million of adjusted net income, or $0.07 per diluted share during the fourth quarter of 2011.

•                  Revenues of $136.4 million, compared to $150.1 million in the first quarter of 2011 and $129.9 million in the fourth quarter of 2011.

•                  Expenses of $127.9 million compared to expenses of $132.9 million in the first quarter of 2011 as well as expenses of $136.3 million and adjusted expenses of $125.2 million in the fourth quarter of 2011.

•                  Average daily trading volume in the U.S. of 190 million shares, down 1% from the first quarter of 2011 and up 4% from the fourth quarter of 2011.  POSIT® average daily U.S. volume was 96.1 million shares, up 15% from the first quarter of 2011 and up 11% from the fourth quarter of 2011.

•                  The repurchase of 820,000 shares of common stock under ITG’s authorized share repurchase program for a total of $9.1 million.  Repurchases since the first quarter of 2010 have totaled $98.3 million for 6.9 million shares, resulting in a decrease in shares outstanding, net of new issuances, of more than 11%.

Low levels of institutional trading activity continued to pressure the results of ITG’s U.S. operations during the first quarter of 2012.  Sell-side client volume represented 48% of total U.S. volumes, up from 44% in the fourth quarter of 2011.  Revenues from U.S. operations were $84.6 million in the first quarter of 2012 compared to $100.5 million in the first quarter of 2011 and $83.1 million in the fourth quarter of 2011.  ITG’s U.S. operations posted net income of $1.7 million in the first quarter of 2012 compared to net income of $7.8 million in the first quarter of 2011 as well as a GAAP net loss of $6.4 million and adjusted net income of $0.3 million in the fourth quarter of 2011.

ITG’s International revenues were $51.8 million in the first quarter of 2012 compared to $49.6 million in the first quarter of 2011 and $46.8 million in the fourth quarter of 2011.  ITG’s International operations posted net income of $3.7 million compared to net income of $1.7 million in the first quarter of 2011 as well as GAAP net income of $2.7 million and adjusted net income of $2.4 million in the fourth quarter of 2011.

“While our strong international performance during the first quarter reflects the investments we’ve made in building out our global platform, the U.S. trading environment remains challenging,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “We cannot control the overall level of institutional trading activity but we continue to pursue selected growth opportunities while maintaining a focus on expense management and returning cash to stockholders.”

The discussion above includes adjusted expenses and adjusted net income and related per share amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Conference Call

ITG has scheduled a conference call today at 11:00 am ET to discuss first quarter results.  Those wishing to listen to the call should dial 1-866-356-4123 (1-617-597-5393 outside the US) and enter the passcode 63143062 at least 10 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation can be downloaded from ITG’s web site at www.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-888-286-8010 (1-617-801-6888 outside the US) and entering the passcode 88631347. The replay will be available starting approximately two hours after the completion of the conference call.

ABOUT ITG

ITG is an independent research and execution broker that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2011 Annual Report on Form 10-K, and its Form 10-Qs and include, but are not limited to, general economic, business, credit and financial market conditions, internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, potential impairment charges related to goodwill and other long-lived assets, the volatility of our stock price, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies, our ability to attract and retain talented employees and our ability to achieve cost savings from our cost reduction plans. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues:
Commissions and fees	$105,264	$118,676
Recurring	27,432	27,221
Other	3,679	4,181
Total revenues	136,375	150,078

Expenses:
Compensation and employee benefits	52,587	57,478
Transaction processing	22,223	23,026
Occupancy and equipment	14,649	14,942
Telecommunications and data processing services	15,067	15,071
Other general and administrative	22,677	22,160
Interest expense	678	270
Total expenses	127,881	132,947
Income before income tax expense	8,494	17,131
Income tax expense	3,036	7,582
Net income	$5,458	$9,549

Earnings per share:
Basic	$0.14	$0.23
Diluted	$0.14	$0.23

Basic weighted average number of common shares outstanding	39,112	41,435
Diluted weighted average number of common shares outstanding	40,303	42,180

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Cash and cash equivalents	$223,032	$284,188
Cash restricted or segregated under regulations and other	67,158	71,496
Deposits with clearing organizations	30,137	25,538
Securities owned, at fair value	6,385	5,277
Receivables from brokers, dealers and clearing organizations	1,575,268	871,315
Receivables from customers	1,465,403	472,509
Premises and equipment, net	42,661	43,023
Capitalized software, net	49,793	51,258
Goodwill	274,283	274,292
Other intangibles, net	38,467	39,594
Income taxes receivable	6,322	6,838
Deferred taxes	7,095	16,493
Other assets	22,191	16,248
Total assets	$3,808,195	$2,178,069

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$143,086	$181,224
Short-term bank loans	86,536	1,606
Payables to brokers, dealers and clearing organizations	1,893,413	1,079,773
Payables to customers	989,646	207,738
Securities sold, not yet purchased, at fair value	1,507	438
Income taxes payable	5,029	11,460
Deferred taxes	715	719
Term debt	22,259	23,997
Total liabilities	3,142,191	1,506,955

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 51,961,710 and 51,899,229 shares issued at Mar. 31, 2012 and Dec. 31, 2011, respectively	520	519
Additional paid-in capital	237,357	249,469
Retained earnings	658,802	653,344
Common stock held in treasury, at cost; 13,159,963 and 10,524,757 shares at Mar. 31, 2012 and Dec. 31, 2011, respectively	(241,717)	(240,559)
Accumulated other comprehensive income (net of tax)	11,042	8,341
Total stockholders’ equity	666,004	671,114
Total liabilities and stockholders’ equity	$3,808,195	$2,178,069

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations which exclude non-operating or one-time charges.  Adjusted expenses and adjusted net income and related per share amounts are non-GAAP performance measures, but ITG believes they are useful to assist investors in gaining an understanding of the trends and operating results for its core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

The following is a reconciliation of GAAP results to adjusted results for the periods presented (in thousands except per share amounts):

	Three Months Ended December 31, 2011
	Consolidated	U.S.	International
	(unaudited)	(unaudited)	(unaudited)
Total revenues	$129,923	$83,119	$46,804

Total expenses	136,281	94,227	42,054
Less:
Goodwill and other asset impairment (1)	(4,282)	(4,282)	—
Restructuring charges (2)	(6,754)	(7,027)	273
Adjusted operating expenses	125,245	82,918	42,327

(Loss) income before income tax (benefit) expense	(6,358)	(11,108)	4,750
Effect of adjustments	11,036	11,309	(273)
Adjusted pre-tax operating income	4,678	201	4,477

Income tax (benefit) expense	(2,686)	(4,749)	2,063
Tax effect of adjustments	4,636	4,636	—
Adjusted operating income tax expense	1,950	(113)	2,063

Net (loss) income	(3,672)	(6,359)	2,687
Net effect of adjustments	6,400	6,673	(273)
Adjusted operating net income	$2,728	$314	$2,414

Diluted (loss) earnings per share	$(0.09)	$(0.16)	$0.07
Net effect of adjustments	0.16	0.17	(0.01)
Adjusted diluted operating earnings per share	$0.07	$0.01	$0.06

Notes:

(1)          During the fourth quarter of 2011, ITG determined that the carrying value of its investment in Disclosure Insight, Inc. was fully impaired, resulting in a write-off of $4.3 million.

(2)          In the fourth quarter of 2011, ITG incurred additional restructuring charges of $6.8 million related to further workforce reductions ($1.8 million) and lease consolidation ($5.0 million).